EXHIBIT 10.30

                          REGISTRATION RIGHTS AGREEMENT

                                     between

                         REGENERON PHARMACEUTICALS, INC.

                   and PROCTER & GAMBLE PHARMACEUTICALS, INC.

                                December 11, 1996

                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT, dated as of December 11, 1996, between Regeneron Pharmaceuticals, Inc., a New York corporation (the "Company"), and Procter & Gamble Pharmaceuticals, Inc., an Ohio corporation (the "Purchaser").

                  1. Introduction. The Company is a party to a Stock Purchase Agreement (the Stock Purchase Agreement), dated December 11, 1996, with the Purchaser and pursuant to which the Company has agreed, among other things, to issue shares of its common stock, par value .001 per share (the Common Stock), to the Purchaser. This Agreement shall become effective upon the issuance of such securities to the Purchaser at Closing II pursuant to the Stock Purchase Agreement. Certain capitalized terms used in this Agreement are defined below; references to sections shall be to sections of this Agreement. Terms not otherwise defined herein shall have the meanings assigned to them in the Stock Purchase Agreement.

                  1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  1.2 "Affiliate" means any corporation, company, partnership, joint venture, or other entity which controls, is controlled by, or is under common control with Purchaser. For purposes of this definition control shall mean the direct or indirect ownership of at least fifty (50%) percent or, if less than fifty (50%) percent, the maximum percentage as allowed by applicable law of (a) the shares of capital stock entitled to vote for the election of directors, or (b) ownership interest.

                  "Collaboration Agreement" means that certain Collaboration Agreement, dated December 11, 1996 between Regeneron Pharmaceuticals, Inc. and Procter & Gamble Pharmaceuticals, Inc..

                  "Commission" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                  "Registration Statement" means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successor forms, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

                  "Registration Expenses means the expenses described in subsection 2.3.

                  "Registrable Shares" means (i) the shares of Common Stock acquired by the Purchaser pursuant to the Stock Purchase Agreement (ii) any other shares of Common Stock of the Company issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalization, or similar event); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon any sale of such shares pursuant to a Registration Statement, Section 4(1) of the Securities Act, or Rule 144 under the Securities Act, or any sale in any manner to a person or entity which is not entitled to the rights provided by this Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended, and any successor Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

                  1.3  Sale or Transfer of Company's Common Stock; Legend.

                           (a)  The Registrable Shares shall not be sold or
transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

                           (b)  Notwithstanding the foregoing, no registration
or opinion of counsel shall be required for a transfer made in accordance with Rule 144 under the Securities Act.

                           (c)  Each certificate representing the Registrable
Shares shall bear a legend substantially in the following form:

                The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, or otherwise transferred, pledged, or hypothecated unless and until such shares are registered under such Act or an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that such registration is not required. Additionally, the transfer of these shares is subject to the conditions specified in the Registration Rights Agreement dated as of December , 1996, between

         Regeneron Pharmaceuticals, Inc. and Procter & Gamble Pharmaceuticals, Inc., and no transfer of these shares shall be valid or effective until such conditions have been fulfilled. Upon the fulfillment of such conditions, Regeneron Pharmaceuticals, Inc., has agreed to deliver to the holder hereof a new certificate for the shares represented hereby registered in the name of the holder hereof. Copies of such agreement may be obtained at no cost by written request made by the holder of record of this certificate to the secretary of Regeneron Pharmaceuticals, Inc.

               The foregoing legend shall be removed from the certificates representing any Registrable Shares, at the request of the holder thereof, at such time as such shares become eligible for resale pursuant to Rule 144(k) under the Securities Act or such shares become publicly tradable pursuant to an effective Registration Statement.

         2.  Registration under Securities Act, etc.

                  2.1  Incidental Registration.

                           (a)  Whenever the Company proposes to file a
Registration Statement after the termination or expiration of the Collaboration Agreement, at any time and from time to time, it will, prior to such filing, give written notice to the Purchaser of its intention to do so and, upon the written request of the Purchaser given within ten (10) days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by the Purchaser to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Purchaser; provided that the Company shall have the right to postpone or withdraw any registration affected pursuant of this subsection 2.1 without obligation to the Purchaser.

                           (b)  In connection with any offering under this
subsection 2.1 involving an underwriting, the Company shall not be required to include any Registrable Shares in such underwriting unless the Purchaser accepts the terms of the underwriting as agreed upon between the Company and the underwriters, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If in the opinion of the managing underwriters the registration of all, or part of, the Registrable Shares which the Purchaser has requested to be included would materially and adversely affect such public offering then the Company shall be required to include in the underwriting only that number of Registrable Shares, if any, which the managing underwriter believes may be sold without causing such adverse effect. Except as set forth in subsection 2.3, the Company will bear all Registration Expenses in connection with the Purchaser's registration under this subsection 2.1.

                           (c)  The Company may refuse to register shares
eligible for sale under Rule 144(k), unless good cause for inclusion for such Registrable Shares can be shown; provided good cause will be deemed to be shown if not all the shares requested by the Purchaser to be registered could immediately be sold under Rule 144(k) at a price substantially equivalent to the prevailing market price.

                  2.2 Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Shares under the Securities Act, the Company shall:

                           (a) file with the Commission a Registration
Statement with respect to such Registrable Shares and use reasonable efforts to cause the Registration Statement to become and remain effective;

                           (b) prepare and file with the Commission any
amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act and keep the Registration Statement effective for a period of not less than one hundred twenty (120) days from the effective date;

                           (c) furnish to the Purchaser such reasonable numbers
of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Purchaser may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by the Purchaser.

                         If the Company has delivered preliminary or final
prospectuses to the Purchaser and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Purchaser and, if requested, the Purchaser shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide the Purchaser with revised prospectuses and, following receipt of the revised prospectuses, the Purchaser shall be free to resume making offers of the Registrable Shares;

                           (d) use its best efforts to register or qualify the
Registrable Shares covered by the Registration Statement under securities or Blue Sky laws of such states as the Purchaser shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Purchaser to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Purchaser; provided, however, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction, nor shall it be required to comply with any Blue Sky or other laws, rules or regulations of any jurisdiction for which compliance or other requirements are, in the reasonable judgment of the Company, unduly burdensome or would require any material adjustments in any terms of the offering or in the offering documents; and


                           (e) In the event of an underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Purchaser shall also enter into and perform its obligations under such agreement.

                  2.3 Allocation of Expenses. The Company will indemnify and hold the Purchaser harmless for the payment of all Registration Expenses of all registrations under this Agreement, except as set forth in this Agreement. The term Registration Expenses shall mean all expenses incurred by the Company in complying with this Section 2, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fee; and disbursements of counsel for the Company and the Purchaser, state Blue Sky fees and expenses (except that: the Purchaser shall not cause or request the filing for Blue Sky approval in any state reasonably refused by the Company), and the expenses of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions.

                  2.4 Indemnification. In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Purchaser, and each of its officers and directors, and each other person, if any, who controls the Purchaser, within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Purchaser or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of or are based upon any violation by the Company of the Securities Act in connection with such registration; and the Company will reimburse the Purchaser, officer, director, and each such controlling person for any legal or any other expenses reasonably incurred by the Purchaser, officer, director, or controlling person in connection with the investigating or defending of any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of the Purchaser, officer, director, underwriter, or controlling person specifically for use in the preparation thereof.

                  In the event of any registration of any of the Registrable

Shares under the Securities Act pursuant to this Agreement, the Purchaser will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of the Purchaser, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment, or supplement; provided, however, that the obligations of the Purchaser hereunder shall be limited to an amount equal to the proceeds of the Registrable Shares sold as contemplated herein; provided, further, that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this subsection 2.4 shall not apply to the extent that any loss, claim, damage or liability results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, or liability at or prior to the written confirmation of the sale of the Registrable Shares confirmed to such person if it is determined that it was the responsibility of the Company, any of its directors, officers or agents to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability.

                  Each party entitled to indemnification under this subsection
2.4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying

Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this subsection 2.4. The Indemnified Party may participate in such defense at such party's expense provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

                  If the indemnification provided for in this subsection 2.4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, hereby agrees to contribute to the amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other. Notwithstanding the foregoing, the amount the Purchaser shall be obliged to contribute pursuant to this paragraph of subsection 2.4 shall be limited to an amount equal to the public offering sale price of the shares sold by the Purchaser.

                  2.5 Information by Holder. The Purchaser shall furnish to the Company such information regarding the Purchaser and the distribution proposed by the Purchaser as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

                  2.6 "Stand-off" Agreement. The Purchaser, if requested by the Company and an underwriter of Common Stock or other securities of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by the Purchaser for a specified period of time (not to exceed one hundred and eighty (180) days) following the effective date of the Registration Statement; provided, that all officers and directors of the Company enter into similar agreements. Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restrictions until the end of the stand-off period.

                  2.7 Rule 144 Requirements. The Company agrees to use reasonable efforts to:

                           (a) make and keep public information available, as
those terms are understood and defined in Rule 144 under the Securities Act;

                           (b) file with the Commission in a timely manner all
reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                           (c) furnish to the Purchaser upon request a copy of
the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as the Purchaser may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell all or any portion of the Registrable Shares without registration.


         3.  Standstill Agreement.

                  3.1 Except as hereinafter set forth in subsection 3.2, the Purchaser agrees, for itself and its Affiliates, whether now or hereafter created or acquired, and any of the Purchaser's pension plans or employee benefit plan programs sponsored by the Purchaser for which the Purchaser controls its investment decisions, that it will not, until the earlier of (x) the termination of the Collaboration Agreement or (y) five (5) years from the date of this Agreement, without the prior written consent of the Company;

                           (i) directly or indirectly acquire or own
beneficially and/or of record more than twenty (20%) percent of the Then Outstanding Capital Stock of the Company (as hereinafter defined). For purposes of this Section 3, the Then Outstanding Capital Stock of the Company shall be deemed to be all of the then issued and outstanding shares of the Common Stock and all shares of Common Stock into which the then outstanding shares of preferred stock and any other convertible securities or any options or warrants issued by the Company are convertible or exercisable, as well as all capital stock issued as a result of any stock split, stock dividend, or reclassifications of Common Stock distributable, on a pro rata basis, to all holders of Common Stock or securities convertible into Capital Stock;

                           (ii) directly or indirectly, solicit proxies or
consents or become a participant in a solicitation (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of the majority of the Board of Directors of the Company with respect to any matter, or seek to advise or influence any person, with respect to the voting of any securities of the Company or any of its subsidiaries;

                            (iii) propose or induce any other person to
propose, directly or indirectly, (x) any merger or business combination involving the Company or any of its subsidiaries, (y) the purchase or sale of any assets of the Company or any of its subsidiaries or (z) the purchase of any of the voting securities of the Company, by tender offer or otherwise (except pursuant to the exercise of rights, warrants, options, or similar securities distributed by the Company to holders of voting securities generally);

                           (iv) deposit any voting securities in a voting trust
or subject any voting securities to any arrangement or agreement with respect to the voting of voting securities; or

                           (v) advise, assist, or encourage any other person in
connection with any of the foregoing.

                  3.2 The Purchaser will be relieved of the restrictions set forth in subsection 3.1 of this Agreement only under the following circumstances and for the specific transactions as set forth herein below:

                           (i) if a third party, not an Affiliate of the
Purchaser, directly or indirectly makes a bona fide tender offer or other bona fide offer for more than twenty (20%) percent but not more than fifty (50%) percent of the Company's Then Outstanding Capital Stock, and said third party has, in the reasonable opinion of the Purchaser, the financial resources, ability and intention to carry out such offer, the Purchaser shall not be prohibited from purchasing or conducting a tender offer for an amount of shares equal to the amount of shares sought out be acquired by the third party during the period of its tender offer;

                           (ii) if a third party, not an Affiliate of the
Purchaser, directly or indirectly makes a bona fide tender offer or other bona fide offer for more than fifty (50%) percent of the Company's Then Outstanding Capital Stock and said third party has, in the reasonable opinion of the Purchaser, the financial resources, ability and intention to carry out such offer, the Purchaser shall not be prohibited from purchasing or conducting a tender offer for all or less than all of the Then Outstanding Capital Stock it does not already own during the period of the third party's tender offer; or

                           (iii) in the event the Company hereafter issues to a
third party more than seven (7%) percent of its Then Outstanding Capital Stock pursuant to a negotiated written transaction without requiring such third party to enter into a standstill agreement with provisions substantially as restrictive as those set forth in this Section 3, then Purchaser shall be relieved from its obligations hereunder.

                  3.3 At the time that the Board of Directors of the Company makes a decision to put the Company up for sale and to entertain bids in connection with such sale, the Company shall promptly notify the Purchaser of such decision and in the event that the Company is entertaining a merger proposal or acquisition proposal which would result in the Company being merged with and into or acquired by another corporation and such negotiations have reached a state of finality that the Company believes a public announcement is warranted, the Company shall forthwith notify the Purchaser of the material terms of such proposed merger or acquisition which have been agreed upon. Purchaser's rights under this subsection shall be limited solely to notification. The Company's obligations under this Section 3 including without limitation this subsection 3.3 shall terminate upon the termination of the Collaboration Agreement.

                  3.4 The parties hereto acknowledge and agree that the Company would be irreparably damaged in the event that any of the provisions of this
Section 3 are not performed in accordance with their specific terms or are otherwise breached and that monetary damages are not an adequate remedy for said breach. It is, accordingly, agreed that the Company shall be entitled to injunctive relief to prevent breaches of this Section 3 by Purchaser and/or its Affiliates, and to specifically enforce this Section 3 and the terms and provisions thereof, in addition to any other remedy to which such aggrieved party may be entitled, at law or in equity. The Company may enter a stop transfer order with respect to the transfer of voting securities except in compliance with the termination of this Agreement.

                  3.5 The Company shall give Purchaser prompt notice of the receipt by the Company of any Schedule 13-D filing from any person or Group (within the meaning of the Exchange Act) couched in such terms as to put the Company reasonably on notice of the likelihood that such person or Group has acquired or is proposing to acquire any shares of Common Stock which results in, or, if successful, would result in, such person or Group owning or having the right to acquire more than twenty percent (20%) of the Company's Then Outstanding Capital Stock.

                  3.6 If Purchaser desires at some date to account for its investment in the Company pursuant to the equity method, the Company shall promptly furnish the Purchaser, at Purchaser's sole expense, which estimated expense shall be prepaid by Purchaser if so requested by the Company, all information that is required by generally accepted accounting principles to enable Purchaser to so account. To the extent reasonably available to the Company and to the extent reasonably requested by Purchaser, the Company shall provide information (and shall cause its employees, independent public accountants, and other representatives to do the same), to the extent reasonably available regarding the Company's to, and otherwise cooperate with, Purchaser so as to enable Purchaser to prepare financial statements in accordance with accounting principles generally accepted in the United States and to comply with its reporting requirements and other disclosure obligations under applicable United States securities laws and regulations (the "Regulations"). Purchaser agrees to hold all such information in at least the same degree of confidence as it would hold similar information regarding its operations and condition, and to disclose it only to the extent required by the Regulations, provided that there shall be no restriction on Purchaser's right to disclose its own financial statements, whether or not reflecting or including such information.

                  3.7 All purchases of securities of the Company by Purchaser shall be made in compliance with applicable laws and regulations.

         4. Amendments and Waivers. This Agreement may be amended, modified, supplemented or waived only with the written consent of the parties hereto.

         5. Notices. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to (a) in the case of the Company, at 777 Old Saw Mill River Road, Tarrytown, New York 10591, attention: President, with a copy to the attention of General Counsel and Corporate Secretary or (b) in the case of the Purchaser, at One Procter & Gamble Plaza, Cincinnati, Ohio 45202, attention: President, with a copy to the attention of General Counsel. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by air courier), when delivered at the address specified above.

         6. Successors and Assigns. The provisions of this Agreement, including the rights and obligations hereunder, shall be binding upon, and inure to the benefit of, the respective successors and assigns of the Purchaser (the Transferees) and of the Company, provided that such Transferees shall be an Affiliate of the Purchaser, and such Transferees shall become the Purchaser for the all purposes of this Agreement.


         7.  Transfer of Certain Rights.

                           (a) The rights and obligations of the Purchaser
under this Agreement may be transferred by the Purchaser to any Affiliate of the Purchaser. The Company shall be given written notice by the Purchaser at the time of such transfer stating the name and address of the Transferee and identifying the securities with respect to which such rights are assigned.

                           (b) Any Transferee to whom rights are transferred
shall, as a condition to such transfer, deliver to the Company a written instrument pursuant to which the Transferee agrees to be bound by the obligations imposed upon the Purchaser hereunder to the same extent as if such Transferee were the Purchaser hereunder.

         8. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

         9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF

CONFLICTS OF LAWS.

         10. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         11. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Purchaser relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         12. Severability. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                           REGENERON PHARMACEUTICALS, INC.

                           By __________________________________

                           PROCTER & GAMBLE PHARMACEUTICALS, INC.

                           By __________________________________